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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated February 7, 2003, except for Note 7, as to which the date is August 5, 2003, relating to the financial statements and financial highlights of Cohen & Steers Premium Income Realty Fund, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
September 9, 2003